UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

CLENE INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee previously paid with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

March 24, 2022

Dear Stockholder:

You are cordially invited to attend Clene Inc.’s 2022 Annual Meeting of Stockholders on Thursday, May 5, 2022 at 11:00 a.m. Eastern Daylight Time. The meeting will be a virtual meeting of stockholders, which will be conducted via a live audio webcast. You will be able to attend the meeting, submit your questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/CLNN2022. The Secretary’s formal notice of the meeting and the Proxy Statement appear on the following pages and describe the matters to be acted upon at the Annual Meeting.

We hope that you can join us. However, whether or not you plan to attend, please vote your shares as soon as possible so that your vote will be counted.

Sincerely,

Robert Etherington
President, Chief Executive Officer and Director

Clene Inc.

6550 South Millrock Drive, Suite G50

Salt Lake City, Utah 84121

March 24, 2022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

AND PROXY STATEMENT

To the stockholders of Clene Inc:

Notice is hereby given that the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Clene Inc., a Delaware corporation (the “Company”), will be held virtually on Thursday, May 5, 2022 at 11:00 a.m. Eastern Daylight Time. The Annual Meeting will be a completely virtual meeting of stockholders and will be conducted via a live audio webcast at http://www.virtualshareholdermeeting.com/CLNN2022 for the following purposes:

1.	to elect three directors to serve until the 2025 annual meeting of stockholders of the Company;

2.	to ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for fiscal year 2022; and

3.	to transact any other business that properly comes before the Annual Meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Proposal No. 1 relates solely to the election of the three directors nominated by the Company’s board of directors (the “Board”) and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any stockholder of the Company.

The Board has selected Monday, March 7, 2022, as the record date (the “Record Date”) for determining stockholders entitled to vote at the Annual Meeting. Accordingly, only stockholders of record at the close of business on the Record Date may vote at the meeting or any adjournment thereof. A list of stockholders as of that date will be available for inspection during ordinary business hours at our principal executive offices at 6550 South Millrock Drive, Suite G50, Salt Lake City, Utah 84121 for ten days before the Annual Meeting. If you would like to view the list, please contact us to schedule an appointment by emailing ir@clene.com. In addition, the list will be available for inspection by stockholders on the virtual meeting website during the meeting.

Except for those stockholders that have already requested printed copies of our proxy materials, the proxy materials for the Annual Meeting will be furnished to you online. We anticipate that on or about March 24, 2022, we will mail or email our stockholders of record a Notice Regarding the Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access our 2022 Proxy Statement and 2021 Annual Report on Form 10-K and how to vote online. If you prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice of Internet Availability to request a printed copy of the proxy materials.

We believe that mailing or emailing the Notice of Internet Availability and posting the proxy materials online allows us to provide you with the information you need more quickly while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

All stockholders of record are cordially invited to attend the 2022 Annual Meeting virtually. You will be able to attend the meeting virtually, submit your questions and vote your shares electronically during the meeting by visiting http://www.virtualshareholdermeeting.com/CLNN2022. You will not be able to attend the 2022 Annual Meeting in person.

This approach provides for the health and safety of our stockholders and employees in light of the evolving public health and safety considerations posed by the ongoing coronavirus pandemic.

For instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability you received in the mail, the section titled “How do I Vote” in the Proxy Statement or, if you requested to receive printed proxy materials, your enclosed proxy card.

Whether or not you plan to attend the Annual Meeting, please vote your shares as soon as possible in accordance with the instructions provided to you in the Notice of Internet Availability to ensure that your vote is counted at the Annual Meeting.

Any stockholder of record attending the virtual Annual Meeting may vote at the Annual Meeting even if such stockholder has previously returned a proxy. Each stockholder may appoint only one proxy holder to attend the Annual Meeting on such stockholder’s behalf. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

By Order of the Board of Directors,

Jerry Miraglia
General Counsel and Corporate Secretary

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PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement but does not contain all of the information you should consider before voting. Please read the entire Proxy Statement carefully.

Annual Meeting of Stockholders		Meeting Agenda
Date: Thursday, May 5, 2022	●	Election of three directors to serve until the 2025 annual meeting of stockholders of the Company

Time: 11:00 a.m. Eastern Daylight Time	●	Ratification of Deloitte as our independent registered public accounting firm for fiscal year 2022

Place: The 2022 Annual Meeting can be accessed by visiting http://www.virtualshareholdermeeting.com/CLNN2022 and following the instructions found in the notice.	●	Transact any other business that properly comes before the Annual Meeting

Record Date: Monday, March 7, 2022

Voting: Stockholders as of the record date are entitled to vote; each share of Common Stock is entitled to one vote for each director nominee and one vote for each of the other proposals

Voting Matters and Vote Recommendation

Voting Matter		Board Vote Recommendation
1.	Election of three directors	For each nominee
2.	Ratification of Deloitte as our independent registered public accounting firm for fiscal year 2022	For

Election of our Director Nominees

Our Board recommends that stockholders vote to re-elect David J. Matlin, John H. Stevens, M.D., and Chidozie Ugwumba (FE), each to serve a three-year term expiring at the 2025 annual meeting of stockholders or until the election and qualification of their respective successors or until their earlier death, retirement, resignation or removal. See Proposal No. 1 “Election of Directors” for more information.

Approval of Auditors for Fiscal Year 2022

Our Board recommends that our stockholders ratify the selection of Deloitte as our independent registered public accounting firm for fiscal year 2022. See Proposal No. 2 “Ratification of the Appointment of Our Independent Registered Public Accounting Firm” for more information.

2023 Annual Meeting

Stockholder proposals submitted for inclusion in our 2023 proxy statement pursuant to SEC Rule 14a-8 must be received by us no later than November 24, 2022.

Notice of stockholder proposals to be raised from the floor of the 2023 Annual Meeting of Stockholders outside of SEC Rule 14a-8 must be delivered to us no earlier than January 5, 2023, and no later than February 4, 2023.

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THIS PROXY IS SOLICITED BY CLENE INC.

About Clene Inc.

Clene Inc. is a clinical-stage pharmaceutical company pioneering the discovery, development, and commercialization of novel clean-surfaced nanotechnology (“CSN®”) therapeutics. CSN® therapeutics are comprised of atoms of transition elements that when assembled in nanocrystal form, possess unusually high, unique catalytic activities not present in those same elements in bulk form. These catalytic activities drive, support, and maintain beneficial metabolic and energetic cellular reactions within diseased, stressed, and damaged cells.

On December 30, 2020 (the “Closing Date”), we consummated a previously announced business combination (the “Reverse Recapitalization”) pursuant to a merger agreement, dated as of September 1, 2020 (the “Merger Agreement”), by and among Clene Nanomedicine, Inc. (“Clene Nanomedicine”), Tottenham Acquisition I Limited (“Tottenham”), Chelsea Worldwide Inc., a Delaware corporation and wholly owned subsidiary of Tottenham (“PubCo”), Creative Worldwide Inc., a Delaware corporation and wholly owned subsidiary of PubCo (“Merger Sub”), and Fortis Advisors LLC, a Delaware limited liability company as the representative of the Company’s stockholders. Tottenham was a British Virgin Islands company incorporated as a blank check company, also called a “SPAC,” for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities.

The Reverse Recapitalization was effected in two steps: (i) Tottenham was reincorporated to the state of Delaware by merging with and into PubCo (the “Reincorporation Merger”); (ii) promptly following the Reincorporation Merger, Merger Sub was merged with and into Clene Nanomedicine, resulting in Clene Nanomedicine becoming a wholly owned subsidiary of PubCo (the “Acquisition Merger”). On the Closing Date, PubCo changed its name from Chelsea Worldwide Inc. to Clene Inc. (“Clene”) and listed its shares of common stock, par value $0.0001 per share (“Common Stock”) on The Nasdaq Capital Market (“Nasdaq”) under the symbol “CLNN.” The aggregate consideration for the Acquisition Merger was $543.4 million, paid in the form of 54,339,004 newly issued shares of Common Stock valued at $10.00 per share.

Throughout this Proxy Statement, the “Company,” and references to “we,” “us,” or similar such references should be understood to be references to the combined company, Clene Inc., including its subsidiaries, one of which is Clene Nanomedicine, Inc. When this Proxy Statement references “Clene” and describes the business of Clene, it refers to the business of Clene Nanomedicine, Inc. and its subsidiaries, prior to the consummation of the Reverse Recapitalization. Following the date of the Reverse Recapitalization, references to “Clene” should be understood to reference Clene Inc. and its subsidiaries. Given that the Reverse Recapitalization is accounted for as a reverse recapitalization and the accounting acquirer is Clene Nanomedicine, Inc., the post-Reverse Recapitalization financial statements of the Company show the consolidated balances and transactions of Clene Inc. and its subsidiaries.

As of March 7, 2022, 63,138,351 shares of Common Stock of Clene are outstanding, and each share of Common Stock has one vote.

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GENERAL INFORMATION

Q:	Who is soliciting my proxy?

A:	The Company’s Board is sending you this Proxy Statement in connection with the Board’s solicitation of proxies for use at the 2022 Annual Meeting of Stockholders or any adjournment or postponement thereof. Certain of our directors, officers and employees also may solicit proxies on the Board’s behalf by mail, telephone, email, or fax, or online during the meeting.

Q:	Who is paying for this solicitation?

A:	We will pay for the solicitation of proxies. Our directors, officers and employees will not receive additional remuneration. We will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of our Common Stock.

Q:	What am I voting on?

A:	You will be voting on two proposals.

Proposal No. 1 is for the election of David J. Matlin, John H. Stevens, M.D., and Chidozie Ugwumba (FE) to the Board for a three-year term ending at the 2025 Annual Meeting of Stockholders.

Proposal No. 2 is the ratification of the appointment of Deloitte as our independent registered public accounting firm for fiscal year 2022.

Q:	Who can vote?

A:	Only our stockholders of record at the close of business on March 7, 2022 may vote. Each share of Common Stock outstanding on that date is entitled to one vote on all matters to come before the meeting.

Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

A:	Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials (consisting of the Notice of Annual Meeting, this Proxy Statement, the corresponding proxy form, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021) over the Internet. Therefore, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders. Starting on the date of distribution of the Notice, all stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request printed copies may be found in the Notice. If you request printed versions of the proxy materials by mail, the materials will also include a proxy card or other voting instruction form.

As permitted by SEC rules, we will deliver one Annual Report or Proxy Statement to multiple stockholders sharing the same address unless we have received contrary instructions. We will, upon written or oral request, deliver promptly a separate copy of our Annual Report or Proxy Statement to a stockholder at a shared address to which a single copy of our Annual Report or Proxy Statement was delivered and will include instructions as to how the stockholder can notify the Company that the stockholder wishes to receive a separate copy of our Annual Report or Proxy Statement in the future. Stockholders wishing to receive a separate Annual Report or Proxy Statement in the future or stockholders sharing an address wishing to receive a single copy of our Annual Report or Proxy Statement in the future may contact us at ir@clene.com or at:

Clene Inc.

Attention: Investor Relations Department

6550 South Millrock Drive, Suite G50

Salt Lake City, Utah 84121

801-676-9695

Q:	What is the difference between a stockholder of record and a “street name” holder?

A:	If your shares are registered directly in your name with American Stock Transfer & Trust Company, our stock transfer agent, you are considered the stockholder of record for those shares.

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If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank or other nominee how to vote their shares using the method described under “How do I vote and how do I revoke my proxy?” below.

Q:	How do I vote and how do I revoke my proxy?

A:	If you hold your shares in your own name as a stockholder of record, you may vote your shares online during the Annual Meeting or by proxy. To vote by proxy, please vote in one of the following ways:

1.	Via the Internet. You may vote through the Internet at www.proxyvote.com by following the instructions provided in the Notice.

2.	Via Telephone. If you received your proxy materials or request printed copies by mail, stockholders located in the United States may vote by calling the toll-free number found on the proxy card.

3.	Via Mail. If you received your proxy materials or request printed copies by mail, you may vote by mail by marking, dating, signing and mailing the proxy card in the envelope provided.

Voting by proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote online during the meeting — by voting during the Annual Meeting you automatically revoke your proxy. You also may revoke your proxy at any time before the applicable voting deadline of May 4, 2022 at 11:59 p.m. Eastern Time, by giving our Secretary written notice of your revocation, by submitting a later dated proxy card or by voting again using the telephone or Internet (your latest telephone or Internet proxy is the one that will be counted).

If you vote by proxy, the individuals named as proxyholders will vote your shares as you instruct. If you vote your shares over the telephone, you must select a voting option — “For,” “Withhold Authority,” or “For All Except” (for Proposal No. 1) and “For,” “Against,” or “Abstain” (for Proposal No. 2) — for your proxy to be counted on that matter. If you validly vote your shares over the Internet or by mail but do not provide voting instructions on all or any voting proposal, the individuals named as proxyholders will vote your shares FOR the director nominees and FOR Proposal No. 2. In that case, the proxyholders will have full discretion and authority to vote in the election of directors.

If your shares are registered in street name, you must vote your shares in the manner prescribed by your broker, bank or other nominee. In most instances, you can do this over the telephone or Internet, or if you have received or request a hard copy of the Proxy Statement and accompanying voting instruction form, you may mark, sign, date and mail your voting instruction form in the envelope your broker, bank or other nominee provides. The materials that were sent to you have specific instructions for how to submit your vote and the deadline for doing so. If you hold shares in street name and would like to revoke your proxy, you must follow the broker, bank or other nominee’s instructions on how to do so. If you wish to vote during the Annual Meeting, you must obtain a legal proxy from the broker, bank or other nominee holding your shares.

Q:	What is the deadline for submitting a proxy?

A:	Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day. To be counted, proxies submitted by telephone or the Internet must be received by 11:59 p.m. Eastern Time on May 4, 2022. Proxies submitted by mail must be received prior to the start of the Annual Meeting.

Q:	What constitutes a quorum?

A:	On the record date, we had 63,138,351 shares of Common Stock, $0.0001 par value, outstanding. Voting can take place online during the Annual Meeting only if stockholders owning a majority of the issued and outstanding stock entitled to vote at the Annual Meeting are present at the meeting or represented by proxy.

Q:	What are abstentions and broker non-votes and how do they affect voting?

A:	Abstentions — If you specify that you wish to “abstain” from voting on an item, your shares will not be voted on that item. Abstentions are counted toward establishing a quorum. Abstentions are not counted as votes cast and will have no effect on the election of directors or on Proposal No. 2.

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Broker Non-Votes — If your broker holds your shares in its name and does not receive voting instructions from you, your broker has discretion to vote these shares on certain “routine” matters, such as Proposal No. 2, the ratification of the appointment of the independent registered public accounting firm. However, on non-routine matters such as the election of directors your broker must receive voting instructions from you, because your broker does not have discretionary voting power for those particular items. So long as the broker has discretion to vote on at least one proposal, these “broker non-votes” are counted toward establishing a quorum. When voted on “routine” matters, broker non-votes are counted toward determining the outcome of that “routine” matter.

For Proposal No. 1, the election of directors, because directors are elected by a plurality of the votes cast, broker non-votes will have no effect on the outcome of the vote on this proposal. For Proposal No. 2, because brokers generally have discretionary authority to vote on this “routine” matter, broker-non votes are generally not expected to result from the vote, and in any event any broker non-votes are not counted as votes cast and will have no effect on Proposal No. 2.

Q:	What vote is needed?

A:	For Proposal No. 1, directors shall be elected by a plurality of the votes cast by the holders of shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Votes cast shall include direction to withhold authority in each case and exclude abstentions with respect to that director’s election.

For Proposal No. 2, an affirmative vote of the holders of a majority of the votes cast at the meeting is required.

Q:	Is cumulative voting permitted for the election of directors?

A:	No, in accordance with our certificate of incorporation, you may not cumulate your votes for the election of directors.

Q:	Can I vote on other matters?

A:	You are entitled to vote on any other matters that are properly brought before the Annual Meeting. Our Bylaws limit the business conducted at any annual meeting to (1) business in the notice of the Annual Meeting, (2) business directed by the Board and (3) business brought by a stockholder of record entitled to vote at the meeting so long as the stockholder has met the requirements for submitting stockholder proposals provided in our Bylaws. Under our Bylaws, a stockholder must notify our Secretary in writing (at our Salt Lake City, Utah headquarters) of the proposal not less than 90 days nor more than 120 days before the anniversary of the prior year’s annual meeting, which for the 2023 Annual Meeting of Stockholders will be no earlier than January 5, 2023 and no later than February 4, 2023. The notice must give a brief description of the business to be brought before the Annual Meeting, the reasons for conducting the business and the text of the proposal, as well as the name and address of the stockholder giving the notice and the beneficial owner on whose behalf the proposal is made, the number of shares owned and information about that beneficial ownership, all as detailed in our Bylaws. The notice must also describe any material interest the stockholder or beneficial owner has in the business and arrangements between such stockholder or beneficial owner and any other person in connection with the proposal and must include certain representations, all as detailed in our Bylaws.

We do not currently expect any matters other than those listed in this Proxy Statement to come before the Annual Meeting. If any other matter is presented, your proxy gives the individuals named as proxyholders the authority to vote your shares to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934 (the “Exchange Act”).

Q:	When must I submit a proposal to have it considered for presentation in next year’s proxy materials?

A:	To have your stockholder proposal be considered for presentation in the proxy statement and proxy card for our 2023 Annual Meeting of Stockholders, rather than just voted upon at the meeting without inclusion in the proxy statement and proxy card, a stockholder must submit to our Secretary (at our Salt Lake City, Utah headquarters) a written proposal no later than November 24, 2022. The submission must contain the information required under Rule 14a-8 under the Exchange Act.

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Q:	How do I suggest potential candidates for director positions?

A:	A stockholder may suggest one or more potential candidates for consideration by the Board as nominees for election as one of our directors at an annual meeting of stockholders. Pursuant to our governing documents and the General Corporation Law of the State of Delaware, this can be done by notifying our Corporate Secretary in writing (at our Salt Lake City, Utah headquarters) not less than 90 days nor more than 120 days before the anniversary of the prior year’s annual meeting, which for the 2023 Annual Meeting of Stockholders will be no earlier than January 5, 2023 and no later than February 4, 2023. The notice must include all information about the potential candidate that must be disclosed in proxy solicitations pursuant to Regulation 14A under the Exchange Act (including the potential candidate’s written consent to being named as a nominee and serving as a director) and a description of all material monetary agreements during the past three years and any other material relationships between such stockholder and a beneficial owner on whose behalf the potential candidacy is made and their affiliates and associates, or others acting in concert, on the one hand, and each potential candidate, and their affiliates and associates, or others acting in concert, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if the stockholder were a “registrant,” all as described in our Bylaws. The notice must also include certain additional information about and representations by, the stockholder and/or the beneficial owner, all as detailed in our Bylaws. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 6, 2023.

Q:	How does the Board select nominees for election to the Board?

A:	The Nominating and Corporate Governance Committee will consider potential candidates for directors submitted by stockholders, in addition to those suggested by other Board members and members of our management, and does not evaluate potential candidates differently based upon the source of the potential candidate. The Nominating and Corporate Governance Committee considers and evaluates each properly submitted potential candidate for director in an effort to achieve a balance of skills and characteristics on the Board, as well as to ensure that the composition of the Board at all times adheres to the independence requirements applicable to companies listed on Nasdaq and other regulatory requirements applicable to us. Please refer to “Proposal No. 1 — Election of Directors” and our Code of Business Conduct and Ethics (a copy of which can be found at invest.clene.com) for additional details on our policy, process and membership criteria. A stockholder may recommend potential candidates for director by notifying our Corporate Secretary in writing (at our Salt Lake City, Utah headquarters) as detailed in the question and answer above.

Q:	How may I communicate with the Board?

A:	Stockholders and other interested parties may communicate with the Board, the Board’s Chairman or any other director or with the independent directors as a group or any other group of directors through the Board’s Chairman by sending an email to board@clene.com. Messages received will be forwarded to the appropriate director or directors.

Q:	When and where is the Annual Meeting being held?

A:	The Annual Meeting will be held on Thursday, May 5, 2022 at 11:00 a.m. Eastern Daylight Time. The meeting will be a virtual meeting of stockholders, which will be conducted via a live audio webcast available at http://www.virtualshareholdermeeting.com/CLNN2022. If you have any questions about attending the Annual Meeting, please contact us via email at ir@clene.com.

Q:	How can I find the results of the Annual Meeting?

A:	Preliminary results will be announced at the Annual Meeting. Final results will also be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

BOARD RECOMMENDATION VOTE “FOR” THE NOMINEES

Our Board

Our Board has fixed the number of directors at nine. Under our charter, our Board is divided into three classes, designated as Class I, Class II and Class III. Each class serves staggered three-year terms. The terms of office of our Class II directors will expire at the upcoming Annual Meeting. The terms of office of our Class III directors will expire at the annual meeting of stockholders to be held in 2023. The terms of office of our Class I directors will expire at the annual meeting of stockholders to be held in 2024.

The Board believes it is in the Company’s best interest to continue to have a classified board structure, with three-year terms for its directors, due to the uniqueness of the Company’s assets and strategies. The Company’s focus on the research and development of pharmaceuticals requires long-term business strategies. We believe that this requires the Company’s directors to have a long-term outlook and understanding rather than a focus on short-term results. We believe that this focus on long-term results will serve the Company well and create value for our stockholders. Further, we believe that the classification of our Board will encourage experience and leadership stability and will assure desirable continuity in leadership and policy.

Selection of Nominees

Based on the recommendations from the Nominating and Corporate Governance Committee, our Board has nominated three continuing directors, David J. Matlin, John H. Stevens, M.D., and Chidozie Ugwumba (FE), to stand for re-election to the Board, each to serve a three-year term expiring at the 2025 annual meeting of stockholders or until the election and qualification of their respective successors or until their earlier death, retirement, resignation or removal.

Each of Mr. Matlin, Dr. Stevens and Mr. Ugwumba are independent directors as defined by applicable Nasdaq standards governing the independence of directors. Each nominee has consented to being named as a nominee in this Proxy Statement and has indicated a willingness to serve on the Board if elected. However, if any nominee is unable to serve, proxies will be voted for any replacement candidate nominated by our Board.

Nominees for Election for a Three-Year Term Ending with the 2025 Annual Meeting:

David J. Matlin Age: 60 Clene Inc. Director Since: 2020 Chairman of the Board Independent	Mr. Matlin has been on our Board since December 2020 and the Chairman of our Board since May 2021, and is in charge of supervising and providing independent judgement to our Board, as well as overall strategic planning and business planning. Mr. Matlin was, until April 2021, the Chief Executive Officer of MatlinPatterson Global Advisers LLC, a global private equity firm, which he co-founded in 2002, as well as a co-founder of MatlinPatterson Asset Management, a series of U.S. based credit hedge funds begun in 2010. In 2017, Mr. Matlin made the decision to begin winding down his firm’s investment activities, returning billions of dollars to the various fund’s investors. In conjunction with this, in July 2021, two legacy MatlinPatterson funds, formed in 2003, which had been unable to settle foreign litigation already deemed meritless by the U.S. District Court for the Southern District in New York, filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code in order to safeguard their investors while liquidating the funds’ assets. David was a former Managing Director at Credit Suisse First Boston and also a founding partner of Merrion Group, L.P. He currently serves on the public boards of MedTech Acquisition Partners (Nasdaq: MTAC) and U.S. Well Service (Nasdaq: USWS), as well as privately held Dermasensor, Inc., Pristine Surgical, LLC, Traffk, LLC, and Empyrean Neuroscience, Inc. Mr. Matlin holds a Juris Doctor degree from the Law School of the University of California at Los Angeles and a BS in economics from the Wharton School of the University of Pennsylvania. Mr. Matlin was selected to serve as a director due to his many years of experience successfully investing in and controlling a wide array of both mature and start-up businesses.

Committee Memberships ● Nominating and Corporate Governance Committee

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John H. Stevens, M.D. Age: 61 Clene Inc. Director Since: 2020 Independent	Dr. Stevens has been on our Board since December 2020. He was previously a director of Clene Nanomedicine from November 2015 until the Reverse Recapitalization, and he served as the Chairman of the Clene Nanomedicine board from March 2013 to July 2015. Dr. Stevens founded Heartport, Inc., a minimally invasive cardiac surgery company that was acquired by Johnson & Johnson in 2001, and served as the Chief Technology Officer with that company from 1996 to 2001. Dr. Stevens co-founded Amp Resources, a renewable energy company, and served as the Executive Chairman of the board. Dr. Stevens co-founded Sundrop Fuels, Inc. and served as the Chief Executive Officer. Dr. Stevens co-founded HeartFlow, Inc., a medical technology company focusing on cardiovascular disease, and served as the Chief Executive Officer from April 2010 to May 2020, and again from January 2021 to February 2022. Dr. Stevens received a bachelor’s degree of science in psychology and communications from University of Utah in 1982. He obtained a doctor of medicine degree in medicine from Stanford University in June 1987. Dr. Stevens was chosen to serve as a director due to his medical credentials, understanding of human physiology, depth of knowledge and experience in clinical, ethical, quality and regulatory requirements for a healthcare company, and for his knowledge regarding investing in growth-oriented companies.

Committee Membership ● Compensation Committee

Chidozie Ugwumba Age: 39 Clene Inc. Director Since: 2020 Independent	Mr. Ugwumba has been on our Board since December 2020. Mr. Ugwumba serves as Managing Partner of SymBiosis Capital Management, LLC (“SymBiosis”), a venture capital firm focused on investments in biotherapeutics. At SymBiosis, Mr. Ugwumba leads sourcing, due diligence, and execution of investments, and serves as an advisor to SymBiosis’ portfolio companies. He has led numerous investments in therapeutics companies in the U.S. and Europe, across disease areas including CNS, cardiac, dermatology, GI, infectious disease, and oncology, and across modalities such as precision medicine, and cell, gene, and regenerative therapy. From 2018 to 2021, Mr. Ugwumba served as a Managing Director and the Co-Head of the Direct and Impact Investment Group of WIT, LLC—an investment management entity affiliated with Walton Enterprises. Mr. Ugwumba also provided strategic advice to WIT, LLC’s healthcare and biotech portfolio companies and venture capital fund partners as a Director or Advisory Committee member. From 2015 to 2018, Mr. Ugwumba worked on the Private Credit and Infrastructure teams at Partners Group, a global private investment manager. He began his investment career as a public equity analyst at Neuberger Berman and was a co-founder of Hunting Hill Global Capital, a global event-driven hedge fund. Mr. Ugwumba received an MBA from the Johnson Graduate School of Management at Cornell University, and a BA in Political Science from Amherst College. He is a CFA, and CAIA charter holder. Mr. Ugwumba was selected to serve as a director because of his relevant experience, expertise and extensive knowledge of biotech investments.

Committee Memberships ● Audit Committee

Vote Required and Board Recommendation

Directors shall be elected by holders of a plurality of the votes cast by the holders of shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THESE NOMINEES AS DIRECTOR.

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PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

BOARD RECOMMENDATION VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2022

Our Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”), an independent registered public accounting firm, to serve as our auditors for the fiscal year ending December 31, 2022. Deloitte served as our auditor for the year ended December 31, 2021.

Based on information in the Audit Committee Report provided elsewhere in this Proxy Statement, our Audit Committee is satisfied that Deloitte is sufficiently independent of management to perform its duties properly. Although not legally required to do so, our Board considers it desirable to seek, and recommends, stockholder ratification of our selection of Deloitte as our independent registered public accounting firm for fiscal year 2022. If the stockholders fail to ratify our selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of Clene Inc. and its stockholders.

Vote Required and Board Recommendation

The affirmative vote of holders of a majority of votes cast at the Annual Meeting is required to ratify this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2022.

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CORPORATE GOVERNANCE

Role of the Board of Directors

Our Board oversees the chief executive officer (“CEO”) and other senior management in the competent and ethical operation of Clene on a day-to-day basis and ensures that the long-term interests of stockholders are being served.

Our key governance documents, including our Code of Business Conduct and Ethics and each standing committee’s charter, are available at invest.clene.com/governance.

The Board met seven times during 2021, and each member of the Board who served during 2021 attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board held during 2021, and (ii) the total number of meetings held by each committee of the Board on which such member served during 2021.

All directors of the Company are strongly encouraged to attend our annual meeting of stockholders. Two of the directors attended our 2021 annual meeting of stockholders.

The Board’s Role in Risk Oversight

The Board has extensive involvement in the oversight of risk management related to us and our business and accomplishes this oversight through the regular reporting to the Board by the Audit Committee. The Audit Committee represents the Board by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls and our compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, internal audit and information technology functions, the Audit Committee reviews and discusses all significant areas of our business and summarizes for the Board all areas of risk and the appropriate mitigating factors. In addition, our Board receives periodic detailed operating performance reviews from management.

Composition of the Board and its Committees

Board Structure

Our Board has fixed the number of directors at nine. Under our charter, our Board is divided into three classes, designated as Class I, Class II and Class III. Each class serves staggered three-year terms. The Board is committed to inclusiveness and diversity, and has adopted a Board Diversity Policy.

The Board does not believe that rotating committee members at set intervals should be mandated as a policy since there may be reasons at a given point in time to maintain an individual Board member’s committee membership for a longer period.

The annual cycle of agenda items for Board and committee meetings reflects Board and committee requests and changing business and legal issues. The Board receives regularly scheduled presentations from our finance, legal and compliance departments, major business units and operations, and the Board reviews enterprise risk at least annually. The Board’s and committees’ annual agenda includes review of, among other items, our long-term strategic plans and periodic reports on progress against these plans, emerging and disruptive technologies, potential acquisition or investment targets, capital projects, the evaluation of the Chief Executive Officer and management, and Board succession. Our President and Chief Executive Officer and other executive officers will regularly report to the non-executive directors and the audit, compensation and nominating and corporate governance committees to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls.

Standing Committees

Each of our standing committees has a written charter approved by the Board that clearly establishes the committee’s roles and responsibilities. Copies of the charters for the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, as well as our Code of Business Conduct and Ethics, can be found through the “Governance” link on the Investors page on our website at https://clene.com. Please note that information on, or that can be accessed through, our website is not part of these proxy soliciting materials, is not deemed “filed” with the SEC, and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, and, except for information filed by the Company under the cover of Schedule 14A, is not deemed to be proxy soliciting materials.

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Our President and Chief Executive Officer and other executive officers will regularly report to the non-executive directors and Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls.

The following table provides summary information about the director nominees and our other Board members.

Name	Age	Director Since	Occupation	Other Public Boards	AC	CC	NC	Independent

Nominees for election for a three-year term ending with the 2025 annual meeting

John H. Stevens, M.D.	61	2015	Chief Executive Officer of HeartFlow, Inc.	—	—	M	—	✓
Chidozie Ugwumba (FE)	39	2020	Managing Partner of SymBiosis Capital Management, LLC	—	M	—	—	✓
David J. Matlin (CB)	60	2020	Former Chief Executive Officer of MatlinPatterson Global Advisers LLC	2	—	—	C	✓

Class III Directors continuing in office until 2023 annual meeting

Shalom Jacobovitz (FE)	61	2013	Chief Executive Officer of CiVi Biopharma, Inc.	—	M	C	—	✓
Robert Etherington	55	2013	President and Chief Executive Officer of Clene Inc.	—	—	—	—	—
Alison H. Mosca (FE)	49	2019	Managing Director and Chief Executive Officer of Kensington Capital Holdings	—	C	M	—	✓

Class I Directors continuing in office until the 2024 annual meeting

Jonathan T. Gay	45	2020	Managing Partner of Kensington-SV Global Innovations LP	—	—	—	M	✓
Reed N. Wilcox	74	2013	President of Southern Virginia University	—	—	—	—	—
Vallerie V. McLaughlin, M.D.	58	2021	Professor of Cardiovascular Medicine and Associate Chief Clinical Officer for Cardiovascular Services at the University of Michigan	—	—	—	M	✓

(CB) Chairman of the Board

(FE) Audit Committee Financial Expert

C Chair

M Member

AC Audit Committee

CC Compensation Committee

NC Nominating and Corporate Governance Committee

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Audit Committee

Members:

The Audit Committee consists of Ms. Mosca, the chair, Mr. Jacobovitz and Mr. Ugwumba.

Member Qualifications

Each member of the Audit Committee meets the additional requirements regarding independence for Audit Committee members under Nasdaq listing requirements. The Board has determined that Ms. Mosca, Mr. Ugwumba and Mr. Jacobovitz are each an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S K under the Exchange Act based upon their professional experience and education.

Committee Functions:

The Audit Committee oversees our accounting and financial reporting process and audits of financial statements. It also assists the Board in oversight and monitoring of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications and independence, (iv) the performance of our internal audit function and of the independent registered public accounting firm and (v) the principal risk exposures facing us that are related to financial statements, legal, regulatory and other similar matters, such as risks related to cybersecurity, as well as our related mitigation efforts. Additionally, the Audit Committee is responsible for preparing the Audit Committee Report included in our Proxy Statement. It also provides the Board with the results of its monitoring and any additional information and materials as the committee may determine is necessary to make the Board aware of significant financial matters requiring the Board’s attention.

Meetings:

The Audit Committee held nine meetings in 2021.

Compensation Committee

Members:

The Compensation Committee consists of Mr. Jacobovitz, the chair, Ms. Mosca and Dr. Stevens.

Member Qualifications

In addition to being independent, each member of the Compensation Committee is a “non-employee director” for purposes of the Exchange Act. No member of the Compensation Committee was at any time during fiscal year 2021, or at any other time, one of our officers or employees. None of our executive officers has served as a director or member of a compensation committee (or other committee serving an equivalent function) of any entity, one of whose executive officers served as a director on our Board or member of our compensation committee.

Committee Functions:

The Compensation Committee is responsible for overseeing our compensation program and determining the compensation of our executive officers. The Compensation Committee evaluates our compensation and incentive plans, policies and programs for executive officers and recommends the establishment of policies dealing with various compensation and employee benefit plans. The Compensation Committee is also tasked with, at least annually, assessing the risks associated with our compensation policies, and reports to the Board and the Audit Committee whether our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on us.

The Compensation Committee also reviews the compensation paid to directors for service on the Board and its committees. It provides advice on management development matters that have major implications for the growth, development, and depth of our management team, including reviewing succession plans.

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The Compensation Committee reviews, approves and, when appropriate, makes recommendations to the Board regarding the compensation of all executive officers. The Compensation Committee meets with its independent advisors and other independent members of the Board to determine the Chief Executive Officer’s compensation. Additionally, the Compensation Committee has the power to grant incentive and non-statutory stock options and restricted stock awards and other forms of stock awards to employees, officers, directors, and consultants.

Meetings:

The Compensation Committee held six meetings in 2021.

Compensation Committee Advisors

To independently assist and advise the Compensation Committee, the Compensation Committee has retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its compensation consultant. The engagement with FW Cook is exclusively with the Compensation Committee, which has sole authority to retain and terminate any compensation consultant or other advisor that it uses. FW Cook does not have any relationship with the Company or management except as it may relate to performing services on behalf of the Compensation Committee.

Nominating and Corporate Governance Committee

Members:

The Nominating and Corporate Governance Committee consists of Mr. Matlin, the chair, Mr. Gay and Dr. McLaughlin.

Member Qualifications

Each member of the Nominating and Corporate Governance Committee must be independent in accordance with Nasdaq rules.

Committee Functions:

The Nominating and Corporate Governance Committee identifies qualified individuals who should be considered for current or upcoming vacancies on the Board, consistent with the qualification criteria approved by the Board. It also reviews the qualifications of incumbent directors to determine whether to recommend them for reelection and selects, or recommends that the Board select, the director nominees for the next annual meeting of stockholders. The Nominating and Corporate Governance Committee is also responsible for identifying Board members who are qualified to fill vacancies on any Board committee and recommending that the Board appoint the identified member or members to the applicable committee.

The Nominating and Corporate Governance Committee also reviews and recommends applicable corporate governance principles to the Board. Additionally, it oversees the evaluation of the Board and management team and handles such other matters as are specifically delegated to the committee by the Board from time to time.

We have adopted a policy strongly discouraging directors and officers from engaging in transactions that hedge or offset any decrease in the market value of our Common Stock, or are designed to do so.

Meetings:

The Nominating and Corporate Governance Committee held two meetings in 2021.

Corporate Governance Policies and Practices

We are committed to strong corporate governance. Our governance policies and practices include:

Ethical Conduct and Strong Governance

●	The Code of Business Conduct and Ethics articulates clear corporate governance policies, which include basic director duties and responsibilities.

●	The fundamental responsibility of the Board is to represent the interests of our stockholders. In fulfilling its responsibilities, the Board performs the following principal functions: (i) reviewing corporate strategy, annual operating budgets, mergers and acquisitions over a certain threshold and significant financings; (ii) providing general oversight of our business; (iii) selecting, evaluating, and compensating our Chief Executive Officer and other executive officers; (iv) evaluating and establishing Board processes, performance and compensation; (v) selecting directors; and (vi) monitoring legal and ethical conduct.

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●	The Board has adopted a Code of Business Conduct and Ethics applicable to all our employees, including the executive officers, and our directors.

●	We have a hotline for employees to report concerns regarding ethics and financial matters, including accounting, internal controls, and audit concerns, and have established procedures for anonymous submission of these matters.

●	Each director is responsible for disclosing to the Nominating and Corporate Governance Committee and General Counsel situations that such director reasonably believes give rise to a potential conflict of interest or related person transaction. The Board, upon recommendation of the Nominating and Corporate Governance Committee and after consultation with our legal counsel, determines on a case by case basis or where it deems appropriate by specific category whether such a conflict of interest or related person transaction exists. Please refer to the discussion under “Certain Relationships and Related Party Transactions” for more information.

●	The Board conducts an annual assessment on its effectiveness and the effectiveness of each of its committees.

●	Directors are expected to attend all stockholder meetings.

●	The Board encourages directors to participate in developmental continuing education programs applicable to their position as a director, including, but not limited to, those recommended by the Nominating and Corporate Governance Committee.

Director Independence

●	We currently have an independent non-employee director as Chairman.

●	A majority of the Board members are independent of us and our management.

●	All members of our Board committees—the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee—are independent.

Code of Business Conduct and Ethics

We have adopted a code of business conduct that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. The code of business conduct is available on our website. Our code of business conduct is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website.

Related Person Policy

We adopted a written policy providing that our officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of our voting securities, any member of the immediate family of any of the foregoing persons and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a related party transaction with us without the approval of the Nominating and Corporate Governance Committee and the Audit Committee, subject to the exceptions described below.

A related person transaction is generally a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000 in any calendar year. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy.

We will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholders, to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under the Code of Conduct, employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

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The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Nominating and Corporate Governance Committee and Audit Committee must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Nominating and Corporate Governance Committee and Audit Committee determines in the good faith exercise of its discretion.

Our Audit Committee has determined that certain transactions will not require the approval of the Audit Committee including certain employment arrangements of officers and director compensation.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was at any time during fiscal year 2021, or at any other time, one of our officers or employees. None of our executive officers has served as a director or member of a Compensation Committee (or other committee serving an equivalent function) of any entity, one of whose executive officers served as a director of our Board or member of our Compensation Committee.

Executive Officers and Continuing Directors

Robert Etherington. Mr. Etherington has been our President, Chief Executive Officer and Director since April 2013 and is in charge of overall management, business, and strategy of Clene. Mr. Etherington has nearly 30 years of experience in commercialization of pharmaceuticals and biotech products. Mr. Etherington began his pharmaceutical career with a number of sales and marketing roles at Parke-Davis, a division of Pfizer, culminating in a Team Leader position over the drug Lipitor. He left Pfizer in 2000 to be the founding Director of Marketing during the IPO year of Swiss-based, Actelion Pharmaceuticals, focused in cardiopulmonary disease. Mr. Etherington has served on the board of directors of BioUtah, an independent trade association serving the life science industry in the State of Utah, including a term as Vice-chair, Chairman and Executive Chair, since June 2016. Mr. Etherington has also been a director of Corsair LLC, a privately held biotechnology company, since March 2018. Mr. Etherington obtained a bachelor’s degree of art from Brigham Young University in August 1990. He received his master’s degree of business administration from Brigham Young University in April 1992, majored in business with a pharmaceutical healthcare emphasis. Mr. Etherington also completed the alumnus-granting General Management Program in Harvard University in June 2011. Mr. Etherington was selected to serve on our Board because, as our Chief Executive Officer, he provides valuable operational and strategic insights to the Board’s decision-making process. The Board also values and benefits from Mr. Etherington’s experience in the pharmaceutical industry.

Mark Mortenson. Mr. Mortenson is our co-founder (2013) and our Chief Science Officer. Mr. Mortenson is the co-inventor of the technology platform developed to produce CSN® therapeutics, as well as the inventor/co-inventor on 30 other U.S. patents and hundreds of corresponding foreign patents. Mr. Mortenson is a former Chief Patent Counsel responsible for approximately 5,500 patents and patent applications in the United States and 44 foreign countries, and is the former Chief Operating Officer of research, development, and manufacturing for an advanced materials-based company of over 300 employees. Mr. Mortenson received his bachelor’s degrees in physics and in ceramic engineering from Alfred University in 1980, his master’s degree in material science from Pennsylvania State University in 1982, and his Juris Doctor from George Washington University in 1986.

Dr. Robert Glanzman. Dr. Glanzman has been our Chief Medical Officer since July 2019. Dr. Glanzman is board certified in neurology, and a Fellow of the American Academy of Neurology. Dr. Glanzman spent seven years as Assistant Clinical Professor at Michigan State University, where he maintained clinical practice, taught residents and acted as principal investigator for numerous clinical trials. Dr. Glanzman spent eight years at Pfizer as Senior Medical Director and Team Leader of the medical affairs team for interferon beta-1a (Rebif). In 2007, he moved to Novartis where he oversaw the successful Phase 3 development of fingolimod (Gilenya) and the U.S. commercial launch of interferon beta-1b (Extavia). In 2009, he was recruited by the Roche Group as Global Development Team Leader for the ocrelizumab (Ocrevus) program from the end of Phase 2 through the initiation of Phase 3 in 2012. Following this, he held positions of increasing responsibilities at Purdue Pharmaceuticals, Nektar Therapeutics and, from December 2015 to June 2019, was Chief Medical Officer of GeNeuro S.A. Dr. Glanzman has co-authored numerous peer-reviewed publications. Dr. Glanzman received a bachelor’s degree of science in biology from the University of North Carolina at Charlotte in 1982. He obtained a doctorate in medicine from the Wake Forest University School of Medicine in 1987. Dr. Glanzman’s clinical training includes an internship in internal medicine at the NY Medical College, completed in 1988, a residency in neurology at the University of Michigan, completed in 1991, and a fellowship in diagnostic nuclear medicine at Duke University, completed in June 1992.

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Morgan Brown. Mr. Brown has been Clene’s Chief Financial Officer since February 2022. Mr. Brown has had executive finance roles in four publicly-traded life science companies, including three as Chief Financial Officer, and has been the Chief Financial Officer of a privately-held clinical research organization. Since 2013, he has been Executive Vice President and Chief Financial Officer of Lipocine, Inc. based in Salt Lake City. Previously, he served as Executive Vice President and Chief Financial Officer at Innovus Pharmaceuticals and World Heart Corporation. Mr. Brown has also served as Chief Financial Officer and Senior Vice President at Lifetree Clinical Research; and Vice President, Finance and Treasurer at NPS Pharmaceuticals. He began his career at KPMG LLP, where he rose to Senior Audit Manager before departing for a career in various healthcare executive positions. Mr. Brown is a CPA in the State of Utah and earned his MBA from the University of Utah and BS in Accounting from Utah State University. Mr. Brown has served on boards of numerous professional organizations.

Jonathon T. Gay. Mr. Gay has been on our Board since December 2020. Mr. Gay is a Managing Partner at Kensington-SV Global Innovations LP (KSV), a growth stage investment firm which he co-founded in 2018. Prior to joining KSV, Mr. Gay served for five years as a Managing Partner and co-led the investment strategy of Kensington Capital Ventures (KCV), an investment group within Kensington Capital Holdings (KCH). While there, he oversaw transaction and execution of deals and monitored portfolio companies. Previous to co-leading KCV, he was a principal at KCH, a single-family office where he focused on PE/VC fund and direct investment strategies. Prior to joining KCH, Mr. Gay worked as a Vice President at HGGC in Palo Alto, California. While at HGGC, Mr. Gay performed functions in all aspects of the firm’s private equity practice including fund raising, investment sourcing, investment analysis and deal execution. Prior to joining HGGC, Mr. Gay served as an Operations Analyst at Sorenson Capital. Mr. Gay received his MBA from the Fuqua School of Business at Duke University. Mr. Gay was selected to serve as a director due to his investment experience in healthcare and biotech industries; expertise in venture, growth equity and late-stage investments; and proven business acumen.

Shalom Jacobovitz. Mr. Jacobovitz has been on our Board since March 2013 and served as the Chairman of our Board from November 2015 to May 2021. Mr. Jacobovitz has over 30 years of professional experience in the development of pharmaceuticals and biotech products. From October 2003 to April 2013, Mr. Jacobovitz served as the President of Actelion Pharmaceuticals U.S., Inc., a subsidiary of Actelion, and was responsible for implementing strategies globally. From April 2013 to February 2018, Mr. Jacobovitz was the Chief Executive Officer of American College of Cardiology, and was responsible for developing and implementing strategies and managing the members. Since March 2018, Mr. Jacobovitz has been serving at CiVi Biopharma, Inc., a biopharmaceutical company based in the United States, as the Chief Executive Officer and in charge of the overall management and business strategies. Mr. Jacobovitz received his bachelor’s degree of science in biology from the Western University (formerly known as the University of Western Ontario) in 1986. Mr. Jacobovitz was invited to serve as a director because of his extensive experience in the pharmaceutical and biotech industries, training in strategy and proven leadership qualities.

Vallerie V. McLaughlin, M.D. Dr. McLaughlin has been on our Board since August 2021. Dr. McLaughlin is the Kim A. Eagle M.D. Endowed Professor of Cardiovascular Medicine, to which she was appointed in 2014; and Director of the Pulmonary Hypertension Program at the University of Michigan in Ann Arbor, to which she was appointed in 2003. She received her medical degree from Northwestern University Feinberg School of Medicine in Chicago, IL, and completed her internal medicine residency at University of Michigan Hospitals and cardiology fellowship at Northwestern University. Dr. McLaughlin is a Fellow of the American College of Cardiology, American College of Chest Physicians, and American Heart Association (“AHA”). She has been the Principal Investigator of several major clinical trials of drug therapies for pulmonary arterial hypertension and has published numerous papers in this field. Dr. McLaughlin is an editorial board member of Chest, a Guest Editor for the Journal of the American College of Cardiology, and past Editor-in-Chief of Advances in Pulmonary Hypertension. She is a past Chair of the Scientific Leadership Committee and immediate past Chair of the Board of Trustees of the Pulmonary Hypertension Association, has chaired the American College of Cardiology Foundation/AHA Clinical Expert Consensus Document Committee for Pulmonary Arterial Hypertension, and is Chair of the Cardiovascular Medical Research and Education Fund Steering Committee. Dr. McLaughlin was chosen to serve as a director due to her medical credentials and depth of knowledge in the cardiovascular field.

Alison Mosca. Ms. Mosca has been on our Board since September 2019. Ms. Mosca is a Managing Director & CEO of Kensington Capital Holdings, the firm she co-founded in 2008. Ms. Mosca brings over 25 years of experience, focused on private family wealth management, including wealth structuring, preservation and transfer, philanthropic advising, tax, investment and risk management counsel. Prior to founding Kensington Capital Holdings, Ms. Mosca built a multi-family office within Audax Group, a leading middle-market private equity firm for the founding members and their families. Previous to her work at Audax Group, Ms. Mosca spent several years at PricewaterhouseCoopers. Her experience at PricewaterhouseCoopers included the Private Client Group & Audit Assurance serving a variety of clients, including broker-dealers, venture capital and private equity funds and their general partners, investment managers, insurance, high tech and manufacturing companies. Ms. Mosca’s experience also includes both non-profit and for-profit board level experience and mentoring. Ms. Mosca is a Certified Public Accountant, she received her MS with distinction in Personal Financial Planning from Bentley University and her BS, cum laude with university honors program distinction, in accounting from Northeastern University. Ms. Mosca was selected as a director because of her deep experience in financial, accounting and both public and private investment matters.

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Reed N. Wilcox. Mr. Wilcox has been on our board of directors since 2013. Mr. Wilcox was our co-founder and served as our Chief Development Officer from March 2013 to September 2014. From January 2015 to September 2019, Mr. Wilcox has provided strategic innovation and growth consulting services to us. Mr. Wilcox has extensive experience in management, growth and strategy consulting, having served as Vice President and Director of Boston Consulting Group, co-founder and Chief Development Officer of General Resonance, LLC, and founder and owner of Resonance RNW LLC. Since September 2014, Mr. Wilcox has been President, Trustee and member of the board executive committee of Southern Virginia University, a private liberal arts college in Buena Vista, Virginia. Mr. Wilcox earned a bachelor’s degree in economics and international relations summa cum laude from Brigham Young University, MBA with High Distinction as a Baker Scholar from Harvard Business School, and Juris Doctor degree cum laude from Harvard Law School. Mr. Wilcox is an inventor on over 20 U.S. patents and has extensive international business experience in Europe, China and Africa. His perspective as a co-founder and his strong background in strategy and innovation qualify him for service on our Board.

Board Diversity Matrix

Board Diversity Matrix (As of March 24, 2022)
Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose Gender
Gender Identity	—	—	—	—
Directors	—	—	—	—
Demographic Background	—	—	—	—
African American or Black	—	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	1

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EXECUTIVE COMPENSATION

Introduction

Clene’s executive compensation program is designed to attract and retain individuals with the qualifications to manage and lead Clene as well as to motivate them to develop professionally and contribute to the achievement of Clene’s financial goals and ultimately to create and grow Clene’s overall enterprise value.

Clene’s named executive officers (“NEOs”) for 2021 are:

1.	Robert Etherington: Chief Executive Officer and President

2.	Mark Mortenson: Chief Science Officer

3.	Robert Glanzman, M.D., FAAN: Chief Medical Officer

Employment Agreements

Mr. Etherington is party to an employment agreement with Clene dated February 1, 2022 (the “Etherington Agreement”), which provides for a base salary of $560,000 per year (subject to periodic adjustment as determined by the Company), an annual incentive bonus targeted at 50% of his base salary based on the achievement of performance objectives determined by the Board or Compensation Committee each year, eligibility to participate in Clene’s benefit plans and paid vacation. Mr. Etherington is also entitled to certain severance benefits upon a termination of his employment by Clene for a reason other than “cause” or his termination of his employment for “good reason.” Please see “— Severance Arrangements” for additional details.

Mr. Mortenson is party to an executive officer letter agreement with Clene dated August 1, 2014, which provides for a base salary of $300,000 per year (subject to periodic adjustment as determined by Clene’s employee compensation policies), an annual bonus with a target pay-out of 25% of his salary, and eligibility to participate in Clene’s benefit plans and paid vacation. Mr. Mortenson’s base salary and bonus were most recently adjusted in 2021 and are now $442,000 and 40% of his salary.

Dr. Glanzman is party to an employment agreement with Clene dated December 31, 2020, which was amended on February 1, 2022 (the “Glanzman Agreement”), which provides for a base salary of $410,000 per year (subject to periodic adjustment as determined by the Company), an annual incentive bonus targeted at 40% of his base salary based on the achievement of performance objectives determined by the Board or Compensation Committee each year, and eligibility to participate in Clene’s benefit plans and paid vacation. Dr. Glanzman is also entitled to certain severance benefits upon a termination of his employment by Clene for a reason other than “cause” or his termination of his employment for “good reason.” See “— Severance Arrangements” for additional details.

Long-Term Incentive Compensation

The 2020 Stock Plan (the “Plan”) provides for the grant of incentive and non-statutory stock options and restricted stock units and other forms of stock awards to employees, officers, directors, and consultants. Shares subject to options that are expired, terminated, surrendered or cancelled under the Plan without having been exercised will be available for future grants of awards. In addition, options for shares of Common Stock that are tendered to Clene by a participant to exercise an award are added back to the Plan’s option pool to increase the number of shares of Common Stock available for the grant of future awards. The exercise prices, vesting periods and other restrictions are determined at the discretion of the Board, except that the exercise price per share of options may not be less than 100% of the fair market value of the Common Stock on the date of grant. Stock options awarded under the Plan expire ten years after the grant date, unless the Board sets a shorter term. Stock options granted to employees, officers, members of the Board and consultants typically become exercisable over a four-year period. The purpose of the Plan is to align the interests of management with those of stockholders.

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Severance Arrangements

Mr. Robert Etherington: Pursuant to the Etherington Agreement, Mr. Etherington’s employment is at will and may be terminated by the Company or Mr. Etherington at any time and for any reason, or for no reason. In the event he is terminated by the Company for Cause or resigns without Good Reason (both as defined in the Etherington Agreement), Mr. Etherington will be entitled to (i) base salary earned through the termination date; (ii) expense reimbursements owed; (iii) bonuses earned prior to the termination date; (iv) a cash lump sum for accrued and unused vacation benefits earned through the termination date; (v) payments to which he is entitled pursuant to any employee benefit or compensation plan or program; and (vi) payments to which he is entitled pursuant to any other written agreements between the Company, its affiliates, and Mr. Etherington (the amounts in (i) through (vi) being the “Termination Amounts”). In the event he is terminated without Cause or resigns for Good Reason, Mr. Etherington will be entitled to the Termination Amounts. Subject to his execution of and compliance with a release agreement, Mr. Etherington will also be entitled to (i) one times the base salary as of the termination date; (ii) a bonus equal to 100% of the actual bonus that would have been earned for a similar period as the base salary; (iii) acceleration of all outstanding and unvested stock options and restricted stock awards; and (iv) COBRA coverage reimbursed by the Company through certain periods (the amounts in (i) through (iv) being the “Additional Termination Amounts”).

In the event he is terminated without Cause or resigns for Good Reason within 30 days before or 12 months after a Change in Control (as defined in the Etherington Agreement), Mr. Etherington will be entitled to the Termination Amounts and the Additional Termination Amounts, with the exception that he will receive two times the base salary and target bonus under the Additional Termination Amounts.

The Etherington Agreement generally provides that “Cause” means the occurrence of any of the following events: (i) the willful failure, disregard or refusal to substantially perform material duties or obligations or to follow lawful directions received from the Board or the President (as the case may be) if: (A) the Company gives written notice of the condition alleged to constitute Cause, which notice shall describe such condition; and (B) he fails to remedy such condition (if curable) within 30 days following receipt of the written notice; (ii) any grossly negligent act having the effect of materially injuring (whether financially or otherwise) the business or reputation of the Company or any willful act intended to cause such material injury, except any acts (A) made in connection with the enforcement of his rights or (B) which are required by law or pursuant to a subpoena or demand by a governmental or regulatory body; (iii) a conviction for any felony involving moral turpitude (including entry of a nolo contendere plea); (iv) the determination, after a reasonable and good-faith investigation by the Company, of engagement in discrimination prohibited by law that had a material and injurious effect on the Company; (v) the willful misappropriation or embezzlement of a material amount of the property of the Company or its affiliates; or (vi) the material breach of the Etherington Agreement and/or of his proprietary information and inventions agreement that had a material and injurious effect on the Company; provided, however, that, any such termination shall only be deemed for Cause pursuant to this definition if: (A) the Company gives written notice of the condition alleged to constitute Cause, which notice shall describe such condition; and (B) he fails to remedy such condition (if curable) within 30 days following receipt of the written notice.

The Etherington Agreement generally provides that “Good Reason” means any of the following events without prior written consent: (i) any reduction by the Company of base salary, provided, however, that if such reduction occurs in connection with a Company-wide decrease in executive compensation, such reduction shall not constitute Good Reason; (ii) a material breach by the Company (or any of its affiliates) of the agreement or any other written agreement with the Company or any of its affiliates; (iii) a material adverse change in duties, titles, authority, responsibilities or reporting relationships, with such determination being made with reference to the greatest extent of his duties, titles, authority, responsibilities or reporting relationships, etc. as increased (but not decreased) from time to time; (iv) any failure of the Company or any affiliate to pay any amount owed to Mr. Etherington; (v) the Company’s failure to obtain an agreement from any successor to the Company to assume and agree to perform the agreement in the same manner and to the same extent that the Company would be required to perform if no succession had taken place, except where such assumption occurs by operation of law; (vi) moving his main place of work more than 50 miles from its present location or requiring business travel away from his home by more than 50 nights per year; (vii) any reduction in bonus eligibility; or (viii) the assignment of duties materially inconsistent with his position with the Company; provided, however, that, any such termination shall only be deemed for Good Reason pursuant to this definition if: (1) he gives the Company written notice of his intent to terminate for Good Reason; within 30 days following his knowledge of the condition giving rise to Good Reason; which notice shall describe such condition; (2) the Company fails to remedy such condition within 30 days following receipt of the written notice (the “Cure Period”); and (3) he voluntarily terminates his employment within 30 days following the end of the Cure Period.

The Etherington Agreement defines “Change of Control” as a merger, consolidation, plan of exchange, acquisition of property or stock, split-up, split-off, spin-off, reorganization or liquidation to which the Company or a majority-in-interest of its stockholders is a party or any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company (except an event in which the majority of the beneficial ownership of the Company and its assets does not change).

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Dr. Robert Glanzman: Pursuant to the Glanzman Agreement, Mr. Glanzman’s employment is at will and may be terminated by the Company or Dr. Glanzman at any time and for any reason, or for no reason. In the event he is terminated by the Company for Cause or resigns without Good Reason (both as defined in the Glanzman Agreement), Dr. Glanzman will be entitled to the Termination Amounts. In the event he is terminated without Cause or resigns for Good Reason, Dr. Glanzman will be entitled to the Termination Amounts. Subject to his execution of and compliance with a release agreement, Dr. Glanzman will also be entitled to the Additional Termination Amounts.

In the event he is terminated without Cause or resigns for Good Reason within 30 days before or 12 months after a Change in Control, Dr. Glanzman will be entitled to the Termination Amounts and the Additional Termination Amounts, with the exception that he will receive two times the base salary and target bonus under the Additional Termination Amounts.

The Glanzman Agreement generally provides that “cause” means Dr. Glanzman’s (i) unauthorized use or disclosure of Clene’s confidential information or trade secrets, which use or disclosure causes material harm to Clene, (ii) material breach of any written agreement between him and Clene, (iii) material failure to comply with Clene’s written policies or rules after receiving notice of such failure, (iv) conviction of, or his plea of “guilty” or “no contest” to, a felony involving moral turpitude under the laws of the United States or any State, (v) grossly negligent act that has the effect of materially injuring Clene, (vi) continuing failure to perform assigned duties after receiving written notification of the failure from the Board or (vii) failure to reasonably cooperate in good faith with a governmental or internal investigation of Clene or its directors, officers or employees, if Clene has requested his cooperation, unless such request by Clene or cooperation by him is contrary to law or his legal rights.

The Glanzman Agreement generally provides that “good reason” means that Dr. Glanzman resigns after one of the following conditions has come into existence without his consent: (i) a reduction in his base salary or his bonus eligibility, (ii) a material diminution of his authority, duties or responsibilities, (iii) any failure of Clene or an affiliate to pay Dr. Glanzman any amount owed to him, (iv) Clene’s failure to obtain an agreement from any of Clene’s successors to assume and agree to perform the Glanzman Agreement in the same manner and to the same extent that Clene would be required to perform if no succession had taken place, except where such assumption occurs by operation of law; or (v) a relocation of his principal workplace by more than 50 miles; provided that a condition will not be considered “good reason” unless he gives Clene written notice of the condition giving rise to “good reason” within 30 days after the condition comes into existence and Clene fails to remedy the condition within 30 days after receiving his written notice.

Compensation Actions Taken in 2021

In March 2021, a market adjustment raise was paid to all Clene employees, including executive officers, based on Clene’s benchmarked peer group. In May 2021, an additional market adjustment raise was paid to executive officers based on Clene’s benchmarked peer group. A bonus was paid to Clene employees, including executive officers, in March 2021 calculated as a percentage of salary.

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Summary Compensation Table - 2021

The following table provides summary information concerning compensation paid or accrued by us to or on behalf of Clene’s NEOs for the years listed below:

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards(1) ($)	Option Awards(2) ($)	All Other ($)		Total ($)
Robert Etherington	2021	$510,417	$280,000	(3)	$8,136	$4,273,545	$29,710	(4)	$5,101,807
Chief Executive Officer	2020	$335,000	$134,000		$—	$—	$28,631		$497,631

Mark Mortenson	2021	$421,917	$176,800		$5,088	$2,008,289	$29,710	(5)	$2,641,804
Chief Science Officer	2020	$350,000	$87,500		$—	$—	$28,631		$466,131

Robert Glanzman	2021	$397,917	$164,000		$1,553	$971,915	$11,473	(6)	$1,546,857
Chief Medical Officer	2020	$350,000	$87,500		$—	$—	$9,703		$447,203

(1)	Stock awards are reported at aggregate grant date fair value as determined under applicable accounting standards.

(2)	Stock option awards are valued using the Black-Scholes option pricing model. Due to the limited trading history of Clene’s Common Stock, the expected volatility is derived from the average historical stock volatilities of several unrelated comparable public companies within Clene’s industry, over a period equivalent to the expected term of the stock option grants. The risk-free interest rate for periods within the contractual life of the stock options is based on the U.S. Treasury yield curve in effect on the grant date. The expected dividend is assumed to be zero as Clene has never paid dividends and has no plans to do so. The expected term represents the period the stock options are expected to be outstanding. For option grants that are considered to be in the ordinary course, Clene determines the expected term using the simplified method, which considers the term to be the average of the time-to-vesting and the contractual life of the stock options. For other stock option grants, Clene estimates the expected term using historical data on employee exercises and post-vesting employment termination behavior, while also considering the contractual life of the award. The weighted average grant-date fair values of options granted for the years ended December 31, 2021 and 2020 were $5.49 and $2.3923, respectively.

(3)	Mr. Etherington received a cash bonus of $140,000 and an equity bonus of stock options exercisable for 69,652 shares of Common Stock, with a Black-Scholes equivalent value of $140,000 based on the closing price of Clene’s Common Stock of $2.71 on February 2, 2022, the date of grant. The stock options vested immediately upon grant.

(4)	The amount reported reflects $4,500 of 401(k) contributions matched by us and $25,210 of health benefits and life and disability insurance that we paid for on behalf of Mr. Etherington during the last fiscal year.

(5)	The amount reported reflects $4,500 of 401(k) contributions matched by us and $25,210 of health benefits and life and disability insurance that we paid for on behalf of Mr. Mortenson during the last fiscal year.

(6)	The amount reported reflects $11,473 of health benefits and life and disability insurance that we paid for on behalf of Dr. Glanzman during the last fiscal year.

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Outstanding Equity Awards at Fiscal Year-End - 2021

The following table provides information regarding outstanding equity awards for Clene’s NEOs as of December 31, 2021:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested(1)	Market Value of Shares That Have Not Vested ($)
Robert Etherington(2)	1,092,777	—	$0.15	7/30/2024	80,076	328,312
	428,674	—	$0.53	11/22/2025
	—	600,000	$9.00	4/30/2031
	—	100,000	$4.74	11/4/2031

Mark Mortenson(3)	687,605	—	$0.15	7/30/2024	50,082	205,336
	153,974	109,982	$2.50	8/25/2029
	—	200,000	$9.00	4/30/2031
	—	200,000	$4.74	11/4/2031

Dr. Robert Glanzman(4)	169,371	120,980	$2.50	8/25/2029	15,281	62,652
	—	95,000	$9.00	4/30/2031
	—	100,000	$4.74	11/4/2031

(1)	Additional shares may be issued to the NEOs pursuant to rights to restricted stock awards upon the Company’s achievement of certain milestones under the Merger Agreement. As of December 31, 2021, the maximum number of shares issuable are (i) 172,189 shares to Mr. Etherington, (ii) 107,692 shares to Mr. Mortenson and (iii) 32,860 shares to Dr. Glanzman.

(2)	Vesting dates — (a) 25% vested on 4/1/2014 and 36 equal installments thereafter on the last day of each calendar month until such shares are fully vested, (b) 25% vested on 4/1/2014 and 36 equal installments thereafter on the last day of each calendar month until such shares are fully vested, (c) 25% vesting on 4/16/2022 and 36 equal installments thereafter on the last day of each calendar month until such shares are fully vested, and (d) 25% vesting on 11/4/2022 and 36 equal installments thereafter on the last day of each calendar month until such shares are fully vested.

(3)	Vesting dates — (a) 25% vested on 12/28/2013 and 36 equal installments thereafter on the last day of each calendar month until such shares are fully vested, (b) 25% vested on 8/26/2020 and 36 equal installments thereafter on the last day of each calendar month until such shares are fully vested, (c) 25% vesting on 4/16/2022 and 36 equal installments thereafter on the last day of each calendar month until such shares are fully vested, and (d) 25% vesting on 11/4/2022 and 36 equal installments thereafter on the last day of each calendar month until such shares are fully vested.

(4)	Vesting dates — 25% vested on 8/26/2020 and 36 equal installments thereafter on the last day of each calendar month until such shares are fully vested, (b) 25% vesting on 4/16/2022 and 36 equal installments thereafter on the last day of each calendar month until such shares are fully vested, and (c) 25% vesting on 11/4/2022 and 36 equal installments thereafter on the last day of each calendar month until such shares are fully vested.

Potential Payments Upon Termination or Change in Control

See “— Severance Arrangements.”

Equity Compensation Plan

Purpose of the 2020 Stock Plan

Our 2020 Stock Plan was approved by our stockholders as part of the Reverse Recapitalization. The purpose of the 2020 Stock Plan is to attract and retain the services of (i) selected employees, officers, and directors of the combined company or any parent or subsidiary, and (ii) selected nonemployee agents, consultants, advisers, and independent contractors or any parent or subsidiary. The intention is to provide a means whereby the combined company can align the long-term financial interests of our employees, consultants, and directors with the financial interests of our stockholders. Our employee equity compensation program, as implemented under the 2020 Stock Plan, will allow us to remain competitive with comparable companies in our industry by giving us the resources to attract and retain talented individuals to achieve our business objectives and build stockholder value. The ability to grant options and other equity-based awards will help the combined company to motivate employees, consultants, and directors and encourage them to devote their best efforts to our business and financial success.

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Description of the 2020 Stock Plan

Subject to adjustment for various corporate actions such as stock splits or mergers described in more detail below, the shares to be offered under the 2020 Stock Plan will consist of our Common Stock, and the total number of shares of Common Stock that may be issued under the 2020 Stock Plan shall be 12,000,000, all of which may be issued pursuant to Incentive Stock Options or any other type of award under the 2020 Stock Plan. If an option or other award granted under the 2020 Stock Plan expires, terminates or is cancelled, the unissued shares subject to that option or award shall again be available under the 2020 Stock Plan. If shares awarded pursuant to the 2020 Stock Plan are forfeited to or repurchased at original cost by the post-combined company, the number of shares forfeited or repurchased at original cost shall again be available under the Incentive Plan.

The 2020 Stock Plan has been adopted and approved by the Board and became effective as of the closing of the Business Combination (the “Effective Date”) by a vote of the stockholders. Options and stock awards may be granted at any time after the Effective Date and before termination of the 2020 Stock Plan. The 2020 Stock Plan will continue in effect until the earlier of (i) the date that is ten years after the Effective Date or (ii) such time as all shares available for issuance under the 2020 Stock Plan have been issued and all restrictions on the shares have lapsed. Our Board may suspend or terminate the 2020 Stock Plan at any time except with respect to options and stock awards then outstanding under the 2020 Stock Plan. No options or stock awards may be granted under the 2020 Stock Plan after its termination. Termination does not affect any outstanding options or stock awards, any right of ours to repurchase shares or the forfeitability of shares issued under the 2020 Stock Plan.

The 2020 Stock Plan is administered by our Board or our Compensation Committee to which the Board may delegate any or all authority for the administration of the 2020 Stock Plan. If authority is delegated to our Compensation Committee, all references to the Board in the 2020 Stock Plan and in this description shall mean and relate to the committee, except (i) as otherwise provided by the Board; and (ii) that only the Board may amend or terminate the 2020 Stock Plan. The Board or the compensation committee shall determine and designate the individuals to whom options or other awards shall be made (“Recipients”), the number of such options or awards, and the other terms and conditions of such options or awards. Subject to the provisions of the 2020 Stock Plan and applicable law, the Board may adopt and amend rules and regulations relating to the administration of the 2020 Stock Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to shares, and make all other determinations in the judgment of the Board necessary or desirable for the administration of the 2020 Stock Plan. The interpretation and construction of the provisions of the 2020 Stock Plan and related agreements by the Board shall be final and conclusive. The Board may correct any defect or supply any omission or reconcile any inconsistency in the 2020 Stock Plan or in any related agreement in the manner, and to the extent it deems expedient to carry the 2020 Stock Plan into effect, and the Board shall be the sole and final judge of such expediency.

Our Board may, from time to time, take the following actions, separately or in combination, under the 2020 Stock Plan: (i) grant incentive stock options as defined in Section 422 of the Code, (ii) grant options other than incentive stock options; and (iii) grant stock awards as defined in the 2020 Stock Plan. Awards may be made to employees, including employees who are officers or directors, and to other individuals selected by the Board; provided, however, that only our employees or employees of any subsidiary are eligible to receive incentive stock options. The Board will select the individuals to whom awards shall be made and shall specify the action taken with respect to each individual to whom an award is made.

With respect to each option grant, the Board will determine the number of shares subject to the option, the exercise price, the duration of the option, the times at which the option may be exercised and whether the option is an incentive stock option or a non-statutory stock option. The exercise price per share will be determined by the Board at the time of the grant. The exercise price will not be less than 100% of the fair market value of the Common Stock covered by the option at the date the option is granted (110% for holders of 10% or more of our voting power). The fair market value will be the closing price of the Common Stock on the last trading day before the date the option is granted, if the stock is publicly traded, or another value of the Common Stock as specified by the Board in good faith. No Recipient of any option or other award under the 2020 Stock Plan will have any rights as a stockholder with respect to any shares of Common Stock subject to such option or award until the date the Recipient becomes the holder of record of such shares.

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The Board may issue shares under the 2020 Stock Plan as stock awards for any form of consideration determined by the Board, including promissory notes and services and including no consideration or such minimum consideration as may be required by law. Stock awards shall be subject to the terms, conditions, and restrictions determined by the Board. The restrictions may include restrictions concerning transferability, repurchase by the post-combined company, and forfeiture of the shares issued, together with any other restrictions determined by the Board. Stock awards subject to restrictions may be either restricted stock awards under which shares are issued immediately upon grant subject to forfeiture if vesting conditions are not satisfied or restricted stock units under which shares are not issued until after vesting conditions are satisfied. The related stock award agreement may contain any terms, conditions, restrictions, representations, and warranties required by the Board. No shares shall be issuable under a restricted stock award or similar stock award after the expiration of ten (10) years from the date such award is granted.

We may require any Recipient of a stock award to pay to us in cash or by check amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the Recipient fails to pay the amount demanded, we may withhold that amount from other amounts payable to the Recipient, including salary, subject to applicable law. With the Board’s consent, a Recipient may satisfy this obligation, in whole or in part, by instructing us to withhold from any shares to be issued or by delivering to us other shares of Common Stock; provided, however, that the number of shares so withheld or delivered shall not exceed the amount necessary to pay tax withholding to each jurisdiction calculated at the maximum tax rate applicable to income earned in that jurisdiction.

If our outstanding Common Stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities by reason of any stock split, reverse stock split, combination of shares, dividend payable in shares, recapitalization, reclassification or other distribution of Common Stock to stockholders generally without the receipt of consideration by us, appropriate adjustment will be made by the Board in the number and kind of shares available for grants under the 2020 Stock Plan and in all other share amounts set forth in the 2020 Stock Plan. In addition, the Board will make appropriate adjustments in (i) the number and kind of shares subject to outstanding awards, and (ii) the exercise price per share of outstanding options, so that the Recipient’s proportionate interest before and after the occurrence of the event is maintained. Unless otherwise determined by the Board, in the event of a merger, consolidation, plan of exchange, acquisition of property or stock, split-up, split-off, spin-off, reorganization or liquidation to which we are a party or any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of our assets, the Board shall, in its sole discretion and to the extent possible under the structure of the transaction and the 2020 Stock Plan, with respect to each outstanding option and stock award under the 2020 Stock Plan, choose how options and awards shall be handled.

The Board may at any time modify or amend the 2020 Stock Plan in any respect; provided, however, that any modification or amendment of the 2020 Stock Plan shall be subject to stockholder approval to the extent required under applicable law or the rules of Nasdaq. No change in an option or other award already granted shall be made without the written consent of the Recipient if the change would adversely affect such Recipient.

401(k) Retirement Plan

Clene’s 401(k) plan is designed to provide retirement benefits to all eligible employees. The 401(k) plan provides eligible employees the opportunity to save for retirement on a tax-favored basis. Our NEOs may elect to participate in the 401(k) plan on the same basis as all other employees. We match 100% of a participating employee’s deferral contributions up to 3% of annual compensation, limited to $4,500 of matching contributions.

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DIRECTOR COMPENSATION

Director Compensation Table - 2021

The following table sets forth cash and other compensation earned during 2021 by directors who are not NEOs. During 2021 and as a result of the Reverse Recapitalization, all directors were granted a one-time stock option grant as newly-elected directors of the Company. See “— Election of New Director” for additional details.

Name	Option Awards ($)(1)	Total ($)
David J. Matlin(2)	$550,647	$550,647
Jonathon T. Gay(3)	$525,287	$525,287
Shalom Jacobovitz(4)	$536,853	$536,853
Vallerie V. McLaughlin(5)	$322,036	$322,036
Alison H. Mosca(6)	$537,965	$537,965
John Henry Stevens(7)	$526,781	$526,781
Chidozie Ugwumba(8)	$527,899	$527,899
Reed Neil Wilcox(9)(10)	$294,246	$294,246
Fiona Costello(11)	$19,988	$19,988

(1)	Stock option awards are valued using the Black-Scholes option pricing model. See “— Summary Compensation Table - 2021” for additional details.

(2)	Mr. Matlin held 86,720 outstanding stock options as of December 31, 2021.

(3)	Mr. Gay held 286,507 outstanding stock options as of December 31, 2021.

(4)	Mr. Jacobovitz held 479,875 outstanding stock options as of December 31, 2021.

(5)	Dr. McLaughlin was appointed to the Board on August 5, 2021. Dr. McLaughlin held 49,823 outstanding stock options as of December 31, 2021.

(6)	Ms. Mosca held 123,758 outstanding stock options as of December 31, 2021.

(7)	Dr. Stevens held 355,106 outstanding stock options as of December 31, 2021.

(8)	Mr. Ugwumba held 82,137 outstanding stock options as of December 31, 2021.

(9)	Mr. Wilcox held 572,912 outstanding stock options as of December 31, 2021.

(10)	Mr. Wilcox elected not to accept stock option awards for his annual and quarterly board service during 2021.

(11)	Dr. Costello resigned from the Board on June 2, 2021. Dr. Costello held zero outstanding stock options as of December 31, 2021.

Director Compensation Policy

Our director compensation policy was approved on April 16, 2021 and is outlined below.

Annual Board Service

Under our director compensation policy, each non-employee director that has previously served at least six months receives a stock option grant at the time of the Annual Meeting of Stockholders for 30,000 shares of Common Stock. All such options become exercisable over 12 equal monthly installments and shall become fully vested upon the earlier of a merger, consolidation, or other transaction as defined in the director compensation policy, or the next Annual Meeting of Stockholders; and have an exercise price equal to the closing price of the Common Stock on the date of grant.

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Quarterly Board and Committee Service

The director compensation policy also provides for quarterly retainers for board and committee service for a number of shares calculated by determining the Black-Scholes value of the option grant as outlined below. All such options become fully exercisable when granted and have an exercise price equal to the closing price of the Common Stock on the date of grant.

●	Board of Directors—stock options in the amount of $10,000 ($40,000 annually) for each member, with any non-executive chairperson receiving $17,500 ($70,000 annually), inclusive of the board member retainer;

●	Audit Committee—stock options in the amount of $1,875 ($7,500 annually) for each member, with any non-executive chairperson receiving $3,750 ($15,000 annually), inclusive of the committee member retainer;

●	Compensation Committee—stock options in the amount of $1,500 ($6,000 annually) for each member, with any non-executive chairperson receiving $3,000 ($12,000 annually), inclusive of the committee member retainer; and

●	Nominating and Corporate Governance Committee—stock options in the amount of $1,000 ($4,000 annually) for each member, with any non-executive chairperson receiving $2,000 ($8,000 annually), inclusive of the committee member retainer.

Election of New Director

The director compensation policy also provides for a stock option grant for newly appointed or elected directors for 45,000 shares of the Common Stock. All such options become exercisable over 36 equal monthly installments and have an exercise price equal to the closing price of the Common Stock on the date of grant.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions to which we were a participant since January 1, 2021 in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our executive officers, directors or holders of more than 5% of any class of our voting securities, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Private Placement

In connection with the May 2021 PIPE, the Company entered into subscription agreements with various investors for the private placement of Common Stock. Investors in the May 2021 PIPE included David Matlin, a member of the Company’s Board; Symbiosis II, LLC, a venture capital firm for which Chidozie Ugwumba, a member of the Company’s Board, serves as Managing Partner; and Kensington Clene 2021, LLC, an entity in which Alison Mosca, a member of the Company’s Board, serves as sole manager and a minority investor. Under the May 2021 PIPE, 960,540 shares of Clene Inc. common stock were sold, resulting in net proceeds of approximately $9.25 million, based on the offering price of $9.63 per share, the last reported sale price of Clene Inc. common stock on Nasdaq on May 21, 2021.

License and Supply Agreement

In August 2018, the Company established a license agreement and an exclusive supply agreement with 4Life Research LLC (“4Life”), a holder of more than 5% of the Company’s Common Stock, in conjunction with 4Life’s investment in the Company’s Series C preferred stock and warrants. During the year ended December 31, 2021, the Company received royalty revenue of $0.2 million under the license agreement and the Company sold product under the supply agreement totaling $0.5 million and product not under the supply agreement totaling $0.1 million.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of Common Stock by:

●	each person known to the Company who is the beneficial owner of more than 5% of any class of Company shares;

●	each of the Company’s executive officers and directors; and

●	all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Accordingly, all Common Stock subject to options or warrants that are exercisable within 60 days of March 21, 2022 are deemed to be outstanding and beneficially owned by the holders of such options or warrants for the purpose of calculating the holder’s beneficial ownership. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person. Except as indicated by the footnotes below, the Company believes, based on the information furnished to it, that the persons and entities named in the table below have sole voting and investment power with respect to all stock that they beneficially own, subject to applicable community property laws.

The percentage ownership of the Company is based on 63,208,351 shares of Common Stock issued and outstanding as of March 21, 2022.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percentage of Class(3)
Executive Officers and Directors
Robert Etherington(4)	1,766,320	2.8%
Mark Mortenson(5)	1,056,666	1.7%
Robert Glanzman(6)	219,297	*
David J. Matlin(7)	1,870,420	3.0%
Jonathon T. Gay(8)	1,486,724	2.4%
Shalom Jacobovitz(9)	533,570	*
Vallerie V. McLaughlin(10)	21,546	*
Alison H. Mosca(11)	5,546,640	8.8%
John H. Stevens(12)	455,108	*
Chidozie Ugwumba(13)	4,588,104	7.3%
Reed N. Wilcox(14)	591,394	*
All Executive Officers and Directors as of March 21, 2022	18,135,789	28.7%

5% or greater holders
General Resonance, LLC(15)	15,874,921	25.1%
AK Holding Company, LC(16)(17)	6,160,556	9.7%
SymBiosis II, LLC(18)	4,528,809	7.2%
4Life Research LLC(19)	3,996,896	6.3%
Kensington Investments, L.P.(20)(21)	3,910,901	6.2%
United Therapeutics Corporation(22)	3,656,092	5.8%

*	Less than 1% of our total outstanding shares on an as converted basis.

(1)	Unless otherwise indicated, the business address of our directors and executive officers is 6550 South Millrock Drive, Suite G50, Salt Lake City, Utah 84121.

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(2)	These amounts do not include any possible performance-based stock awards that are outlined in the Merger Agreement. Additional shares may be issued to the NEOs pursuant to rights to restricted stock awards related to options they currently hold upon the Company’s achievement of milestones under the Merger Agreement. The exact number of shares issuable under such rights to restricted stock awards is not determinable until the occurrence of these events.

(3)	Percentage ownership is calculated by dividing the number of shares of Common Stock beneficially owned by such person or group by the sum of the number of shares that the individual or group has the right to acquire within 60 days of March 21, 2022, plus 63,208,351 shares of Common Stock outstanding as of March 21, 2022.

(4)	Includes (i) 1,753,603 shares subject to options that are exercisable within 60 days of March 21, 2022, and (ii) 12,717 shares of Common Stock that are owned by RDE RX Ventures LLC. Mr. Etherington is the Manager of RDE RX Ventures, LLC The shares owned by RDE RX Ventures, LLC may also be deemed to be beneficially owned by Mr. Etherington.

(5)	Includes 917,742 shares subject to options that are exercisable within 60 days of March 21, 2022.

(6)	Includes 219,297 shares subject to options that are exercisable within 60 days of March 21, 2022.

(7)	Includes (i) 67,671 shares subject to options that are exercisable within 60 days of March 21, 2022, and (ii) 150,000 shares of Common Stock that are owned by the Matlin Family Trust 2020. Mr. Matlin is the trustee of the Matlin Family Trust 2020. The shares owned by the Matlin Family Trust may also be deemed to be beneficially owned by Mr. Matlin.

(8)	Includes (i) 263,230 shares subject to options that are exercisable within 60 days of March 21, 2022, and (ii) 1,164,750 shares of Common Stock that are owned by KSV Gold, LLC. Mr. Gay is a member of KSV Gold, LLC’s management team. The shares owned by KSV Gold, LLC may also be deemed to be beneficially owned by Mr. Gay. However, Mr. Gay has no control over how the shares owned by KSV Gold, LLC are voted and disclaims all shares for which he does not have a pecuniary or profits interest.

(9)	Includes 458,525 shares subject to options that are exercisable within 60 days of March 21, 2022.

(10)	Includes 21,546 shares subject to options that are exercisable within 60 days of March 21, 2022.

(11)	Includes (i) 89,397 shares subject to options that are exercisable within 60 days of March 21, 2022, (ii) 1,459,945 shares of Common Stock that are owned by the Robert C. Gay 1998 Family Trust, (iii) 3,006,670 shares of Common Stock and warrants exercisable for 904,231 shares of Common Stock that are owned by Kensington Investments, L.P., and (iv) 51,921 shares of Common Stock that are owned by Kensington Clene 2021, LLC. The shares owned by the Robert C. Gay 1998 Family Trust, Kensington Investments, L.P., and Kensington Clene 2021, LLC may also be deemed to be beneficially owned by Ms. Mosca by reason of her service as trustee of the Robert C. Gay 1998 Family Trust, Chief Executive Officer of Kensington Investments, L.P., and sole Manager of Kensington Clene, LLC. Ms. Mosca disclaims beneficial ownership of all shares for which she does not have a pecuniary or profits interest.

(12)	Includes (i) 58,883 shares subject to options that are exercisable within 60 days of March 21, 2022, and (ii) 108,653 shares of Common Stock that are owned by the John H Stevens and Marcia Kirk Stevens Family Trust. Mr. Stevens is the trustee of the John H Stevens and Marcia Kirk Stevens Family Trust. The shares owned by the John H Stevens and Marcia Kirk Stevens Family Trust may also be deemed to be beneficially owned by Mr. Stevens.

(13)	Includes 59,295 shares subject to options that are exercisable within 60 days of March 21, 2022.

(14)	Includes 291,161 shares subject to options that are exercisable within 60 days of March 21, 2022.

(15)	General Resonance, LLC is a limited liability company and its board of managers exercises voting and dispositive power concerning Clene’s Common Stock. The registered address of General Resonance, LLC is 6510 S Millrock Dr, Suite 250, Holladay, UT 84121.

(16)	The shares owned by AK Holding Company, LC may also be deemed to be beneficially owned by Alan and Karen Ashton. Mr. and Ms. Ashton each own 50% of AK Holding Company, LC and Mr. Ashton is the Chief Executive Officer of AK Holding Company, LC. The registered address of AK Holding Company, LC is 3200 W. Clubhouse Dr., Suite 200, Lehi UT 84043.

(17)	Includes 864,660 shares that would be issued to AK Holding Company, LC if it elected to exercise its Series A warrant and 160,220 shares that would be issued to AK Holding Company, LC if it elected to exercise its senior warrant.

(18)	The shares owned by SymBiosis II, LLC may also be deemed to be beneficially owned by Chidozie Ugwumba. Mr. Ugwumba is the Managing Partner of SymBiosis II, LLC, and is also a director of Clene. The registered address for SymBiosis II, LLC is 609 SW 8th St., Suite 365, Bentonville, AR 72712.

(19)	The shares owned by 4Life Research, LLC may also be deemed to be beneficially owned by David T. Lisonbee. Mr. Lisonbee is the chairman of 4Life Research, LLC. The registered address of 4Life Research, LLC is 9850 South 300 West, Sandy, UT 84070. Based on the Schedule 13G filed on February 12, 2021, by 4Life Research, LLC, Mr. Lisonbee also beneficially owns 542,629 shares held by Legato Investments, LLC, of which David Lisonbee is the majority beneficial owner and manager, and over which David Lisonbee may be deemed to have sole voting and dispositive power; and 40,488 shares of Common Stock held by Mr. Lisonbee in his own name. Mr. Lisonbee also owns 51,921 shares of Common Stock and warrants exercisable for 12,500 shares of Common Stock issued in private placements of the Company.

(20)	The shares owned by Kensington Investments, L.P. may also be deemed to be beneficially owned by Robert C. Gay and Ms. Mosca. Robert C. Gay is the founder and majority equity holder of Kensington Investments L.P. and Ms. Mosca is the Chief Executive Officer of Kensington Investments L.P. The registered address of Kensington Investments, L.P. is 26 Patriot Place, Suite 301, Foxborough, MA 02035.

(21)	Includes 744,010 shares that would be issued to Kensington Investments, L.P. if it elected to exercise its Series A warrant and 160,221 shares that would be issued to Kensington Investments, L.P. if it elected to exercise its senior warrant.

(22)	United Therapeutics Corporation is a public company traded on Nasdaq and its board of directors exercises voting and dispositive power concerning Clene’s Common Stock. The registered address of United Therapeutics Corporation is 1040 Spring Street, Silver Spring, MD 20910.

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AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to Clene Inc.’s audited financial statements for the year ended December 31, 2021.

The purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee our accounting and financial reporting, internal controls and audit functions. The Audit Committee Charter describes in greater detail the full responsibilities of the Committee and is available in the “Corporate Governance” section of our website at https://clene.com. The Audit Committee is comprised entirely of independent directors as defined by applicable Nasdaq Stock Market standards.

Management is responsible for our internal controls and the financial reporting process. Deloitte & Touche LLP (“Deloitte”), our independent registered public accounting firm for the fiscal year ended December 31, 2021, was responsible for performing an independent audit of our consolidated financial statements in accordance with the standards established by the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Committee’s responsibility is to monitor these processes. The Audit Committee has reviewed and discussed the consolidated financial statements with management and Deloitte.

In the course of its oversight of our financial reporting process, the Audit Committee:

●	reviewed and discussed with management and Deloitte our audited financial statements for the fiscal year ended December 31, 2021;

●	discussed with Deloitte the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees;

●	received written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence;

●	reviewed with management and Deloitte our critical accounting policies;

●	discussed with management the quality and adequacy of our internal controls; and

●	discussed with Deloitte any relationships that may impact their objectivity and independence.

Based on the foregoing review and discussions, the Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the Securities and Exchange Commission.

By the Audit Committee,

Alison Mosca, Chair

Chidozie Ugwumba

Shalom Jacobovitz

29

INFORMATION CONCERNING INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Appointment of Deloitte & Touche LLP

On March 31, 2021, the Audit Committee, under delegated authority of the Board, appointed Deloitte to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2021, effective immediately. During our two most recent fiscal years ended December 31, 2021 and 2020, neither the Company nor anyone acting on its behalf consulted with Deloitte regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Audit Fees

Deloitte, an independent registered public accounting firm, audited our financial statements for the year ended December 31, 2021. Representatives of Deloitte are expected to attend the Annual Meeting to respond to appropriate questions, and they will have the opportunity to make a statement if they desire.

The aggregate fees for audit and other services provided by Deloitte for the fiscal year ended December 31, 2021, and PricewaterhouseCoopers LLP (“PwC”) for the year ended December 31, 2020, are as follows:

Fiscal Year	2021	2020
Audit Fees(1)	$382,500	$2,426,000
Audit-Related Fees	94,590	—
Tax Fees	—	—
All Other Fees	—	—
Total	$477,090	$2,426,000

(1)	Audit Fees consist of professional services rendered for financial statement audit and review services that are customary under generally accepted auditing standards or that are customary for the purpose of rendering an opinion or review report on the financial statements. The 2020 audit fees for PwC also include fees of $1,456,000 related to services performed in connection with the Reverse Recapitalization, which was completed in December 2020.

(2)	Audit-Related Fees consist of professional services rendered for work performed in connection with registration statements such as due-diligence procedures or issuance of consents and comfort letters.

Dismissal of PricewaterhouseCoopers LLP

On March 30, 2021, the Audit Committee approved the dismissal of PwC, which was then serving as the Company’s independent registered public accounting firm. PwC was dismissed on March 30, 2021 as the Company’s independent registered accounting firm, effective immediately.

PwC’s reports on the Company’s financial statements for the years ended December 31, 2020 and 2019 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles except for (i) the emphasis of matter discussed relating to the Company needing additional financing or a collaboration agreement to fund future operations in the 2020 report, and (ii) the substantial doubt about the Company’s ability to continue as a going concern disclosed in the 2019 report.

During the Company’s two most recent fiscal years ended December 31, 2020 and 2019 and the subsequent interim period through March 30, 2021 there were no (i) disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (“Regulation S-K”), and the related instructions thereto, with PwC on any manner of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreements in connection with its reports; or (ii) reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto, except for the material weaknesses identified related to (a) an ineffective control environment commensurate with its financial reporting requirements, including (1) lack of a sufficient number of trained professionals with an appropriate level of accounting knowledge, training and experience to appropriately analyze, record and disclose accounting matters timely and accurately; and (2) lack of structures, reporting lines and appropriate authorities and responsibilities to achieve financial reporting objectives, which contributed to the following additional deficiencies (each of which individually represents a material weakness) in Clene’s internal control over financial reporting; (b) lack of formal accounting policies, procedures and controls to achieve complete, accurate and timely financial accounting, reporting and disclosures, including controls over the preparation and review of account reconciliations and journal entries; (c) lack of segregation of duties related to manual journal entries, including the ability to both prepare and post manual journal entries without an independent review by someone without the ability to prepare and post manual journal entries; (d) lack of formal accounting policies related to complex transactions specifically related to warrants to purchase preferred stock and convertible promissory notes with embedded derivatives and the completeness and accuracy of the data used in the valuation; and (e) ineffective controls over certain information technology (“IT”) general controls for IT systems.

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The Company provided PwC with a copy of the foregoing disclosures prior to the filing of the Company’s Current Report on Form 8-K and requested that PwC furnish a letter addressed to the SEC stating whether it agrees with such disclosures, and, if not, stating the respects in which it does not agree. PwC’s letter is attached as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed on April 2, 2021.

Audit Committee Policy for Pre-Approval of Independent Registered Public Accountant Services

Our Audit Committee has adopted procedures requiring the pre-approval of all non-audit (including tax) services performed by our independent registered public accounting firm in order to assure that these services do not impair the auditor’s independence. These procedures generally approve the performance of specific services subject to a cost limit for all such services. This general approval is to be reviewed, and if necessary modified, at least annually. Management must obtain the specific prior approval of the Audit Committee for each engagement of the independent registered public accounting firm to perform other audit-related or other non-audit services. For engagements for audit-related or tax-related services within a specified dollar limit, the Chair of the Audit Committee has authority to provide such prior approval, and she reports to the full committee whenever she has exercised that authority. The Audit Committee does not delegate its responsibility to approve services performed by the independent registered public accounting firm to any member of management.

The standard applied by the Audit Committee in determining whether to grant approval of any type of non-audit service, or of any specific engagement to perform a non-audit service, is whether the services to be performed, the compensation to be paid therefore and other related factors are consistent with the independent registered public accounting firm’s independence under guidelines of the SEC and applicable professional standards. Relevant considerations include whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of our financial statements, whether the independent registered public accounting firm would be functioning in the role of management or in an advocacy role, whether the independent registered public accounting firm’s performance of the service would enhance our ability to manage or control risk or improve audit quality, whether such performance would increase efficiency because of the independent registered public accounting firm’s familiarity with our business, personnel, culture, systems, risk profile and other factors, and whether the amount of fees involved, or the non-audit services portion of the total fees payable to the independent registered public accounting firm in the period, would tend to reduce the independent registered public accounting firm’s ability to exercise independent judgment in performing the audit.

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DELINQUENT SECTION 16(A) REPORTS

Section 16(a) under the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2021, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except for (a) an amendment to Form 3 was filed by David Matlin on July 23, 2021 to reflect one direct and one indirect warrant holding that were inadvertently omitted from his original Form 3 filed on January 4, 2021, (b) an amendment to Form 3 was filed by Alison Mosca on July 21, 2021 to reflect two indirect holdings of warrants that were inadvertently omitted from her original Form 3 filed on January 8, 2021 and a late Form 4 filing on January 20, 2022 that reflected the exercise of those warrants on October 1, 2021, and (c) a late Form 4 filing by Chidozie Ugwumba on February 22, 2022 that reflected additional indirect holdings based a transition of voting and dispositive power to Mr. Ugwumba effective December 31, 2021.

OTHER BUSINESS

We know of no other matters to be submitted to a vote of stockholders at the Annual Meeting. If any other matter is properly brought before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote the shares they represent in accordance with their judgment. For future annual meetings, in order for any stockholder to nominate a candidate or to submit a proposal for other business to be acted upon at a given annual meeting, he or she must provide timely written notice to our corporate secretary in the form prescribed by our amended and restated bylaws, as described under “General Information.”

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BROADRIDGE CORPORATE ISSUER SOLUTIONS
C/O CLENE INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

Investor Address Line 1
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John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

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CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
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THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

For All ☐ Withhold All ☐ For All Except ☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

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Nominees

01) David J. Matlin 02) John H. Stevens, M.D. 03) Chidozie Ugwumba (FE)

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for fiscal year 2022.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

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0000541560_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com

CLENE INC.
THIS PROXY IS SOLICITED ON BEHALF ON THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
May 5, 2022

The stockholder(s) hereby appoint(s) Morgan R. Brown and Jerry Miraglia, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Clene Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m. Eastern Time on Thursday, May 5, 2022. The Annual Meeting will be a completely virtual meeting of stockholders and will be conducted via a live audio webcast at https://www.virtualshareholdermeeting.com/CLNN2022, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S) . IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, AND FOR PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Continued and to be signed on reverse side

0000541560_2 R1.0.0.24